Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-188910, 333-160310,
333-124485, 333-53977, 333-26587, 333-12089, 033-62331) of P. H. Glatfelter Company of our report dated July 12, 2013 relating to the financial statements of Dresden Papier GmbH, which appears in this Current Report on Form 8-K/A of P. H. Glatfelter Company dated April 30, 2013.

Berlin, July 12, 2013

PricewaterhouseCoopers

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

/s/ Angelika Kraus	/s/ pp. Katharina Woythe
Wirtschaftsprüferin	Wirtschaftsprüferin